POWER OF ATTORNEY

	Know all by these presents, that Christopher M.
Wewers hereby constitutes and appoints each of Sherri
Billings, John Adams, and Brenda Jackson his true and lawful attorney-in-fact to:

(1) execute for and on his behalf, in his capacity as an officer and director of First Federal Bancshares of Arkansas, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended, and the rules thereunder (the
"Exchange Act");

(2) do and perform any and all acts for and on his behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required of him.

	Mr. Wewers hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as he might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Mr.
Wewers acknowledges that the foregoing attorney-in-fact, in serving in such capacity at his request, is not assuming, nor is the Company assuming, any of his responsibilities to comply with Section 16 of the Exchange
Act.

	This Power of Attorney shall remain in full force and effect until Mr. Wewers is no longer required to file
Forms 3, 4 and 5 with respect to his holdings of and transactions in securities by the Company, unless earlier revoked by him in a signed writing delivered to the foregoing attorneys-in-fact.

[SIGNATURE PAGE FOLLOWS]


IN WITNESS WHEREOF, Christopher M. Wewers executed as of this 22nd day of February, 2013.

Christopher M. Wewers	/s/ Christopher M. Wewers
Typed or Printed Name		Signature





	On the 22nd day of February, 2013, before me personally came Christopher M. Wewers, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

	WITNESS my hand and official seal.


				/s/ Carol Roper
				Carol Roper
				Notary Public

[NOTARIAL SEAL]

My commission expires:
09/26/2022